Exhibit A(1)(a)

FORM OF REFERENCE TRUST AGREEMENT
Destra Credit Opportunities Unit Investment Trust
Series I

Reference Trust Agreement
Dated: As of July __, 2013

THIS REFERENCE TRUST AGREEMENT dated as of July __, 2013 (“Reference Trust Agreement”) among Destra Capital Investments LLC,  as Sponsor and Depositor, Destra Capital Advisors LLC, as Supervisor, Administrative Agency Services, LLC, as Administrative Agent and Evaluator, and U.S. Bank Trust, N.A., as Trustee,  which sets  forth  certain of its  provisions  in full and  incorporates  other of its provisions by reference to a document  entitled  "Standard Terms and Conditions of Trust of Destra Credit Opportunities Unit Investment Trust dated as of July __,  2013  among  the  parties  hereto  (hereinafter  called  the  “Trust Agreement”),  such  provisions  as are  set  forth  in  full  provisions  as are incorporated by reference constituting a single instrument.

WITNESSETH THAT:

     WHEREAS,  the  parties  hereto have  heretofore  or  concurrently  herewith entered into the Trust Agreement in order to  facilitate  creation of series of  securities  issued  under a unit  investment  trust  pursuant  to the provisions  of the  Investment  Company Act of 1940 and the laws of the State of Delaware,  each of which  series  will be  composed  of  redeemable  securities representing  undivided  interests  in a trust fund  composed of (i) securities issued, assumed or guaranteed by the U.S. Government, or any agency or instrumentality thereof (“U.S. Government Securities”), (ii) fixed-income securities, debt securities and loans and investments with economic characteristics similar to fixed-income securities, debt securities and loans issued by entities other than the U.S. Government, including corporate bonds, loans and loan participations, asset-backed securities (all or a portion of which may consist of collateralized loan obligations), mortgage-backed securities (both residential mortgage-backed securities and commercial mortgage-backed securities), mezzanine and preferred securities, convertible securities, commercial paper, municipal securities and sovereign government and supranational debt securities (“Credit Securities”), (iii) interests of private investment funds and similar entities, including investments in funds and entities that invest in U.S. Government Securities and Credit Securities and that invest in interests in entities in the areas of venture capital, buy-outs, mezzanine and subordinated debt, restructuring and distressed debt and securities, special situations, and other similar areas of alternative asset class investing (“Private Interests”) and/or (iv) any other instrument constituting  a security  within the  meaning  of Section  2(a)(36)  of the Investment Company Act and to be held as an asset of such Series (“Other Securities” and, collectively with the U.S. Government Securities, the Credit Securities and the Private Interests, the “Portfolio Securities”).

     WHEREAS,  the  parties  now  desire  to create the first of the aforesaid series;

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual  agreements herein contained,  the Sponsor, the Depositor, the Supervisor, the Evaluator, the Administrative  Agent and the Trustee agree as follows:

Section 1. Incorporation of Trust Agreement. Subject to the provisions of Section 2 of this Reference Trust Agreement set forth below, all of the provisions of the Trust Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Trust Agreement.

Section 2. Specific  Terms of this Series.  The following  terms are hereby agreed to for this series of Destra Credit Opportunities Unit Investment Trust, which series shall be known and designated as “Series I” (referred to herein as the “Series”).  Redemptions shall be made by using the “Redemption Form” in Appendix A.

a.   The  Portfolio Securities  subscribed  for pursuant to Section 2.01 are (i) Class B Units of Knox LLC, (ii) Class B Units of Southern Debt Holdings LLC and (iii) a Senior Secured Loan made pursuant to a Loan Agreement between Cypress Capital Partners LLC and the Series, each as listed, and subject to the provisions set forth, in Appendix B.

b.   The initial undivided interest represented by each Unit is 1/100,000.

c.   The Mandatory Termination Date shall be May 31, 2038

d.   The date on which  persons  shall  begin to  subscribe  for Units  shall be July __, 2013.  Persons may subscribe for Units which shall be sold at the Net Asset Value per Unit plus the Creation and Development Fee.

e.   The Creation and Development Fee payable by the Series to the Depositor at the close of the subscription for Units of the Series shall be 0.095% of the subscription price of each Unit, from which an amount equal to 0.020% of the subscription price of each Unit shall be credited to and deposited in the Reserve Account for the Series.

f.   The Trustee’s compensation shall be (i) an annual fee equal to $6,000 for this Series, payable on a calendar quarterly basis (ii) an annual fee equal to 0.035%

of the quarterly net asset value of each Unit, payable on a calendar quarterly basis and (iii) any out of pocket expenses including, but not limited to security pricing services, postage and stationery, programming and special reports, retention of records, federal and state regulatory filing fees, Intralinks, expenses from U.S. Bancorp participation in client meetings, wash sales reporting (GainsKeeper), and auditing and legal expenses.

g.  The Supervisor’s compensation shall be an annual fee in an annual amount equal to 0.020% of the quarterly net asset value of each Unit.

h.  The Evaluator’s compensation shall be an annual fee in an annual amount equal to 0.025% of the quarterly net asset value of each Unit.

In Witness Whereof, the undersigned have caused this Reference Trust Agreement to be executed, all as of the day, month and year first above written.

Destra Capital Investments LLC, as Sponsor and Depositor

By
July __, 2013

Destra Capital Advisors LLC, as Supervisor

By
July __, 2013

Administrative Agency Services, LLC, as Administrative Agent and Evaluator

By
July __, 2013

U.S. Bank Trust, N.A., not in its individual capacity, but solely as Trustee

By
July __, 2013

                                   APPENDIX A

REDEMPTION FORM

Administrative Agency Services, LLC
ATTN: ACCOUNTING

[DATE]

To Administrative Agency Services, LLC

I am a Unitholder in Destra Credit Opportunities Unit Investment Trust—Series I, a series of a trust  formed  under  the laws of the  State of Delaware on June 28,  2013, writing to  request a  redemption.  Pursuant  to Article V of the Trust Agreement   dated as of July __,  2013  among  Destra Capital Investments LLC,  as Sponsor and Depositor, Destra Capital Advisors LLC as Supervisor, Administrative Agency Services, LLC, as Administrative Agent and Evaluator, and U.S. Bank Trust, N.A., as Trustee  ("Trust  Agreement")  and Reference  Trust  Agreement,  below is the requisite information:

a.   My tax identification number is:

b.   My name and address is:

c.   Please redeem [INSERT NUMBER] of Units and send the redemption proceeds:

     by: [mail to the address above]

     by: [wire PLEASE COMPLETE ACCOUNT INFORMATION]

         __________________________________________

         __________________________________________

         __________________________________________

     Capitalized  terms used in this letter and not  otherwise  defined have the meanings established in the Trust Agreement and Reference Trust Agreement.

_________________________________
Name
Date:    ________________________

Signature Guarantee:

 APPENDIX B

SCHEDULE OF INVESTMENTS
OF
Destra Credit Opportunities Unit Investment Trust—Series I

Class B Units of Knox LLC, a Delaware limited liability company

Class B Units of Southern Debt Holding LLC, a Delaware limited liability company

Senior Secured Loan made pursuant to a Loan Agreement dated as of July __, 2013 between Cypress Capital Partners LLC, a Delaware limited liability company, and Series I.

Cash.

The Trust and Series I each hereby assigns, pledges and grants a security interest in all of its respective right, title and interest in, to and under the cash held in the Cash Accounts and Reserve Accounts, the Portfolio Securities and all “accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,’ “letter of credit rights,” and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code of the relevant jurisdiction and all products and proceeds relating to or constituting any or all of the foregoing (collectively, the “Collateral”) to secure the payment of all amounts owing to the Trustee under the Trust Agreement and this Reference Trust Agreement related to this Series.  The Trust and Series I each hereby grants the Trustee the power and authorizes the Trustee, from time to time, at the expense of the this Series, to execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the Uniform Commercial Code in effect in the relevant jurisdiction) that from time to time may be necessary or desirable in order to (i) create, preserve, perfect, confirm or validate the security interest granted herein, (ii) enable the Trustee to obtain the full benefits of the security interest granted herein or (iii) enable the Trustee to exercise and enforce any of its rights, powers, and remedies with respect to the Collateral.